UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

August 22, 2011

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER   0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.02                    DEPARTURE OF DIRECTOR; APPOINTMENT OF DIRECTOR

On August 22, 2011, Mitchell I. Quain, 59, was elected to the Board of Directors of Astro-Med, Inc. (the “Registrant”).  Mr. Quain has been a Managing Director of One Equity Partners, a private investment firm, since 2009.  From 2006 through 2009, he was a Senior Director of ACI Capital Corp., a private investment firm.  From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman. Mr. Quain received a M.B.A. with Distinction from the Harvard Business School and is a Chartered Financial Analyst. Mr. Quain also serves as Chairman of the Board of Directors of MagneTek, Inc., a manufacturer of digital power and motion control systems, a director of Handy & Harman Ltd., a diversified global industrial company, a director of Hardinge Inc., a global designer, manufacturer and distributor of machine tools, and a director of Titan International, Inc., a supplier of wheel and tire assemblies.  Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., HEICO Corporation and Mechanical Dynamics, Inc.

A copy of the Registrant’s press release regarding the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                      Exhibit

99.1	Press Release dated August 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date August 22, 2011	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                              Exhibit

99.1                                           Press Release Dated August 24, 2011